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                                                                       EXHIBIT 6

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                              COVANSYS CORPORATION

                          REGISTRATION RIGHTS AGREEMENT

                         Dated as of September 15, 2004


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                                TABLE OF CONTENTS

1.  Background....................................................................................................  1

2.  Definitions...................................................................................................  1

3.  Registration..................................................................................................  4
         3.1  Registration on Request.............................................................................  4
         3.2  Piggyback Registration..............................................................................  8
         3.3  Registration Procedures............................................................................  10
         3.4  Underwritten Offerings.............................................................................  13
         3.5  Preparation; Reasonable Investigation..............................................................  15
         3.6  Other Registrations................................................................................  15
         3.7  Indemnification....................................................................................  15

4.  Miscellaneous................................................................................................  18
         4.1  Rule 144; Legended Securities; etc.................................................................  18
         4.2  Amendments and Waivers.............................................................................  18
         4.3  Nominees for Beneficial Owners.....................................................................  19
         4.4  Successors, Assigns and Transferees................................................................  19
         4.5  Notices............................................................................................  19
         4.6  No Inconsistent Agreements.........................................................................  21
         4.7  Remedies...........................................................................................  21
         4.8  Stock Splits, etc..................................................................................  21
         4.9  Term...............................................................................................  21
         4.10  Severability......................................................................................  21
         4.11  Headings..........................................................................................  22
         4.12  Counterparts......................................................................................  22
         4.13  Governing Law.....................................................................................  22
         4.14  Waiver of Jury Trial..............................................................................  22
         4.15  No Third Party Beneficiaries......................................................................  22

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                          REGISTRATION RIGHTS AGREEMENT

            THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of September 15, 2004, is entered into by and among CDR-COOKIE Acquisition, L.L.C., a Delaware limited liability company ("CDR") , Fidelity Information Services, Inc., an Arkansas corporation, ("FIS"), and Covansys Corporation, a Michigan corporation (the "Company").

            1. Background.

            1.1. Pursuant to a stock purchase agreement, dated as of April 26, 2004, by and between FIS and the Company (the "Company Stock Purchase Agreement"), FIS agreed to purchase from the Company, and the Company agreed to sell to FIS: (i) an aggregate of 8,700,000 shares (the "FIS Shares") of the Company's common stock, without par value (the "Common Stock") and (ii) warrants to purchase up to 4,000,000 shares of Common Stock at exercise prices ranging from $15.00 to $24.00 per share (the "FIS Warrants").

            1.2. Pursuant to a stock purchase agreement, dated as of April 26, 2004, by and between FIS and Mr. Rajendra B. Vattikuti, FIS agreed to purchase from Mr. Vattikuti, and Mr. Vattikuti agreed to sell to FIS, an aggregate of 2,300,000 shares of Common Stock (the "Additional FIS Shares").

            1.3. Pursuant to a recapitalization agreement, dated as of April 26, 2004, by and between CDR and the Company, such parties agreed to exchange 200,000 shares of the Company's Series A Voting Convertible Preferred Shares, without par value, owned by CDR and warrants to acquire 3.5 million shares of Common Stock at an exercise price of $25 per share and 1.8 million shares of Common Stock at an exercise price of $31 per share for: (i) an aggregate of 2 million shares of the Common Stock (the "CDR Shares") and (ii) warrants to purchase an aggregate of 5 million shares of Common Stock at an exercise price of $18 per share (the "CDR Warrants").

            1.4. CDR, the Fund, FIS or any of their respective Affiliates may in the future acquire Additional Common Stock (as defined in Section 2) from the Company or other shareholders (subject to certain limitations contained in agreements between them and the Company).

            2. Definitions. For purposes of this Agreement, the following terms have the following respective meanings:

            "Additional Common Stock": Shares of Common Stock, other than CDR Shares, FIS Shares, Additional FIS Shares and Warrant Shares, acquired by CDR, the Fund, FIS or any of their Affiliates (but not their transferees).

            "Additional FIS Shares": is defined in Section 1.2.

            "Affiliate": With respect to any Person, any other Person directly or indirectly Controlling, Controlled by or under common Control with such first Person. "Control" means the power to direct the affairs of a Person by reason of ownership of voting securities, by
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contract or otherwise. Any director, member of management or other employee of the Company or any of its subsidiaries who would not otherwise be an Affiliate shall not be deemed to be an Affiliate of CDR or FIS.

            "Agreement": is defined in the introductory paragraph hereof.

            "Board": The Board of Directors of the Company.

            "Business Day": A day other than a Saturday, Sunday or other day on which commercial banks in New York, New York, Detroit, Michigan, or Jacksonville, Florida, are authorized or required to close.

            "CDR": is defined in the introductory paragraph to this Agreement.

            "CDR Securities": At any time, the Registrable Securities owned by CDR, the Fund, their respective Affiliates or any transferee thereof.

            "CDR Shares": is defined in Section 1.3.

            "CDR Warrants": is defined in Section 1.3.

            "Commencement Date": The earlier of (a) March 1, 2005 and (b) the date upon which the Company files its Annual Report on Form 10-K for the fiscal year ended December 31, 2004 with the Securities and Exchange Commission.

            "Common Stock": is defined in Section 1.1.

            "Company": is defined in the introductory paragraph to this Agreement.

            "Company Stock Purchase Agreement": is defined in Section 1.1.

            "Exchange Act": The Securities Exchange Act of 1934, as amended, or any successor Federal statute, and the rules and regulations thereunder which shall be in effect at the time. Any reference to a particular section thereof shall include a reference to the corresponding section, if any, of any such successor Federal statute, and the rules and regulations thereunder.

            "FIS": is defined in the introductory paragraph to this Agreement.

            "FIS Securities": At anytime, the Registrable Securities owned by FIS, any Affiliate of FIS or any transferee thereof.

            "FIS Shares": is defined in Section 1.1.

            "FIS Warrants": is defined in Section 1.1.

            "Fund": Any of Clayton, Dubilier & Rice Fund VI Limited Partnership, a Cayman Islands exempted limited partnership, Clayton, Dubilier & Rice Fund VI-A Limited Partnership, a Cayman Islands exempted limited partnership, and any other entity organized or managed by or affiliated with Clayton, Dubilier & Rice, Inc., a Delaware corporation.



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            "NASD": The National Association of Securities Dealers, Inc.

            "NASDAQ": The NASD Automated Quotation System.

            "Person": Any natural person, firm, partnership, association, corporation, company, trust, business trust, governmental entity or other entity.

            "Public Offering": An underwritten public offering of Common Stock led by at least one underwriter of nationally recognized standing.

            "Registrable Securities": (a) (i) the CDR Shares, (ii) the FIS Shares and the Additional FIS Shares, (iii) the Additional Common Stock and (iv) the Warrant Shares; and (b) any securities issued or issuable with respect to any Warrants or with respect to any Common Stock referred to in the foregoing clauses (w) upon any conversion or exchange thereof, (x) by way of stock dividend or stock split, (y) in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or (z) otherwise, in all cases subject to the penultimate paragraph of Section 3.3. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (B) such securities shall have been distributed to the public in reliance upon Rule 144, (C) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of such securities shall not require registration or qualification of such securities under the Securities Act or any similar state law then in force, or (D) such securities shall have ceased to be outstanding.

            "Registration Expenses": All expenses incident to the Company's performance of its obligations under or in compliance with Section 3, including, but not limited to, all registration and filing fees, all fees and expenses of complying with securities or blue sky laws, all fees and expenses associated with listing securities on exchanges or NASDAQ, all fees and other expenses associated with filings with the NASD (including, if required, the fees and expenses of any "qualified independent underwriter" and its counsel), all printing expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, and the expenses of any special audits made by such accountants required by or incidental to such performance and compliance and the fees and disbursements of one (but not more than one) law firm retained on behalf of the holders of a majority (by number of shares) of the Registrable Securities to be disposed of, but not including any underwriting discounts or commissions or any transfer taxes payable in respect of the sale of Registrable Securities by the holders thereof.

            "Requisite Percentage of CDR Securitiesholders": At any time, the holder or holders of at least 50% (by number of shares) of the CDR Securities then outstanding; provided that for purposes of the foregoing definition, Warrant Shares shall be deemed to be CDR Securities only to the extent the Warrant or Warrants with respect thereto have been duly exercised.


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            "Requisite Percentage of FIS Securitiesholders": At any time, the holder or holders of at least 50% (by number of shares) of the FIS Securities then outstanding; provided that for purposes of the foregoing definition, Warrant Shares shall be deemed to be FIS Securities only to the extent the Warrant or Warrants with respect thereto have been duly exercised.

            "Requisite Percentage of Shareholders": Either (i) the Requisite Percentage of FIS Securitiesholders or (ii) the Requisite Percentage of CDR Securitiesholders.

            "Rule 144": Rule 144 (or any successor provision) under the Securities Act.

            "Rule 144A": Rule 144A (or any successor provision) under the Securities Act.

            "Rule 145": Rule 145 (or any successor provision) under the Securities Act.

            "Securities Act": The Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations thereunder which shall be in effect at the time. Any reference to a particular section thereof shall include a reference to the corresponding section, if any, of any such successor Federal statute, and the rules and regulations thereunder.

            "Securities and Exchange Commission": The Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act or the Exchange Act.

            "Special Registration": (a) The registration of shares of equity securities or options or other rights in respect thereof to be offered to directors, members of management, employees, consultants or sales agents, distributors or similar representatives of the Company or its direct or indirect subsidiaries or (b) the registration of equity securities and/or options or other rights in respect thereof solely on Form S-4 or S-8 or any successor form.

            "Termination Date": The tenth anniversary date of this Agreement.

            "Warrants": The CDR Warrants and the FIS Warrants.

            "Warrant Shares": Shares of Common Stock issuable upon the exercise of the CDR Warrants and the FIS Warrants.

            3. Registration.

               3.1. Registration on Request.

            (a) Requests. Subject to the provisions of Section 3.6 and clause
(z) below, at any time or from time to time beginning on the Commencement Date and ending on the Termination Date, the Requisite Percentage of Shareholders shall have the right to make written requests that the Company effect registrations under the Securities Act of all or part of the Registrable Securities of the holder or holders making such request, which requests shall specify the intended method of disposition thereof by such holder or holders.


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            (b) Obligation to Effect Registration. Upon receipt by the Company prior to the Termination Date of any request for registration pursuant to
Section 3.1(a), the Company will promptly give written notice of such requested registration to all holders of Registrable Securities, and thereupon will use its best efforts to effect the registration under the Securities Act of

            (i) the Registrable Securities which the Company has been so requested to register pursuant to Section 3.1(a), and

            (ii) all other Registrable Securities which the Company has been requested to register by the holders thereof by written request given to the Company within 30 days after the Company has given such written notice (which request shall specify the intended method of disposition of such Registrable Securities), all to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered. Notwithstanding the preceding sentence:

            (w) the Company shall not be required to effect a registration requested pursuant to Section 3.1(a) if the Board determines, in its good faith judgment, after consultation with a firm of nationally recognized underwriters that the aggregate net proceeds from the disposition of the Registrable Securities for which registration has been so requested would be less than $30,000,000 (or $15,000,000 if the Registrable Securities for which registration has been requested constitutes either (A) all of the outstanding Registrable Securities then owned by either FIS and its Affiliates or (B) all of the Registrable Securities then owned by CDR, the Fund and their respective Affiliates);

            (x) if the Board determines in its good faith judgment, after consultation with a firm of nationally recognized underwriters, that there will be an adverse effect on a then contemplated Public Offering, the Requisite Percentage of Shareholders shall be given notice of such fact and shall be deemed to have withdrawn such request and such registration shall not be deemed to have been effected or requested pursuant to this
      Section 3.1;

            (y) the Company shall be entitled to postpone for a reasonable period of time not to exceed 60 days from the date a request pursuant to
      Section 3.1(a) is received, the filing of any registration statement otherwise required to be prepared and filed by it pursuant to this Section 3.1, if the Board (i) in good faith determines that such registration and offering would materially adversely affect or interfere with any proposed or pending financing, acquisition, corporate reorganization or other material transaction or the conduct or outcome of any material litigation involving the Company or any of its subsidiaries, and (ii) as promptly as practicable gives the relevant holders of Registrable Securities written notice of such postponement, setting forth the duration of and reasons for such postponement; provided, however, that the Company shall not effect such a postponement more than twice in any 180 day period, for no more than an aggregate total of 60 days. If the Company shall so postpone the filing of a registration statement, the holder or holders of Registrable Securities making the request pursuant to Section 3.1(a)



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      shall within 10 days after receipt of the notice of postponement advise the Company in writing whether or not it has determined to withdraw its request for registration. Failure by such holder or holders to timely notify the Company of its determination shall for all purposes be treated as a withdrawal of the request for registration. In the event of a withdrawal, such request for registration shall not be deemed exercised for purposes of determining whether such holder or holders still have the right to make a request for registration pursuant to this Section 3.1; and

            (z) the Company shall not be required to effect more than two registrations requested under Section 3.1 by holders of the CDR Securities (or three such registrations if CDR Warrants for at least 2,000,000 shares of Common Stock have been exercised) or more than four such registrations requested by holders of the FIS Securities, in each case including requests deemed to be made by either pursuant to the provisions of the final paragraph of Section 3.2.

            (c) Registration Statement Form. Each registration required pursuant to this Section 3.1 shall be effected by the filing of a registration statement on Form S-1, Form S-2 or Form S-3 (or any other form which includes substantially the same information as would be required to be included in a registration statement on such forms as presently constituted), the choice of such form to be made by holders holding at least a majority (by number of shares) of the Registrable Securities as to which registration has been requested pursuant to this Section 3.1, unless the use of a specific or different form is required by law.

            (d) Expenses. The Company will pay all Registration Expenses in connection with registrations effected pursuant to a request under Section 3.1(a). Notwithstanding the provisions of this Section 3.1(d) or of Section 3.2, each seller of Registrable Securities shall pay all Registration Expenses to the extent required to be paid by such seller by applicable law, and will pay all other expenses attributable to such holder's inclusion of shares in a registration hereunder and sale of shares pursuant thereto, including any underwriting discounts or commissions or any transfer taxes payable in respect of the sale of Registrable Securities by such holder.

            (e) Inclusion of Other Securities. The Company shall neither register, nor enter into any agreement obligating it to register, securities (other than Registrable Securities) for sale for the account of any Person other than the Company in any registration requested pursuant to Section 3.1(a) unless permitted to do so by the written consent of holders holding at least a majority (by number of shares) of the Registrable Securities proposed to be sold in such registration, which consent shall not unreasonably be withheld, it being understood and agreed that such holders shall not be deemed to be unreasonable if they in their good faith judgment believe that the inclusion of the securities of any such other Person will adversely affect the price or marketability of the shares such holders of Registrable Securities or the Company propose to sell in such registration.

            (f) Effective Registration Statement. A registration required under
Section 3.1(a) will not be deemed to have been effected unless it has become effective for the period specified in Section 3.3(b). Notwithstanding the preceding sentence, a registration required under Section 3.1(a) that does not become effective after the Company has filed a



                                       6
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registration statement with respect thereto solely by reason of the refusal to proceed of the holder or holders of Registrable Securities requesting the registration shall be deemed to have been effected by the Company at the request of such holder or holders.

            (g) Pro Rata Allocation.

            (i) If any registration statement made pursuant to Section 3.1(a) involves an underwritten offering and the managing underwriter of such offering (or, in connection with an offering that is not underwritten, an investment banker) shall advise the Company that, in its view, the number of securities requested to be included in such registration exceeds the largest number that can be sold in an orderly manner in such offering without adversely affecting the price range of such offering, the Company shall include in such registration:

            (A) first, all shares of Registrable Securities requested to be included in such registration pursuant to Section 3.1(a) or Section 3.1(b);

            (B) second, to the extent that the number of securities to be registered pursuant to clause (A) is less than the largest number that can be sold in an orderly manner in such offering within a price range acceptable to the selling holders of Registrable Securities, securities that the Company proposes to register; and

            (C) third, if permitted by the holders of Registrable Securities pursuant to Section 3.1(e), any other holders.

        (ii) The securities to be included in any such registration pursuant to
    Section 3.1(g)(i)(A) and, except as otherwise contractually required as of the date hereof, Section 3.1(g)(i) (C) shall be allocated on a pro rata basis among all holders requesting that securities be included in such registration pursuant to such clause on the basis of the number of securities requested to be included by such holders; provided that, insofar as the requisite holders of CDR Securities request a registration pursuant to Section 3.1(a) that would otherwise be subject to pro rata allocation in accordance with this sentence, and unless otherwise consented to by such holders, the FIS Securities included in such registration shall not exceed 50% of the number of securities included in such registration.

        (iii) If a request for registration pursuant to Section 3.1 is made by the Requisite Percentage of CDR Securitiesholders and

            (A) the holder or holders of CDR Securities requesting such registration are unable to sell at least 75% of the number of securities they requested to be included therein by virtue of the inclusion of other holders of the Company's securities included in such offering; and

            (B) the number of FIS Securities included in such registration exceeds 25% of the number of securities included in such registration;

    then such request for registration shall not be deemed exercised by the holders of the



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    CDR Securities for purposes of Section 3.1(b)(z) but instead shall be deemed exercised by the holders of the FIS Securities for purposes of Section 3.1(b)(z).

        (iv) If a request for registration pursuant to Section 3.1 is made by the Requisite Percentage of FIS Securitiesholders and

            (A) the holder or holders of FIS Securities requesting such registration are unable to sell at least 50% of the number of securities they requested to be included therein by virtue of the inclusion of other holders of the Company's securities included in such offering; and

            (B) the number of CDR Securities included in such registration exceeds 50% of the number of securities included in such registration;

    then such request for registration shall not be deemed exercised by the holders of the FIS Securities for purposes of Section 3.1(b)(z) but instead shall be deemed exercised by the holders of the CDR Securities for purposes of Section 3.1(b)(z).

               3.2. Piggyback Registration. If the Company at any time proposes to register any of its equity securities (as defined in the Exchange Act) under the Securities Act (other than pursuant to Section 3.1 or pursuant to a Special Registration), whether or not for sale for its own account, and the registration form to be used may be used for the registration of Registrable Securities, it will at/ such time give prompt written notice to all holders of Registrable Securities of its intention to do so and, upon the written request of any holder of Registrable Securities given to the Company within 30 days after the Company has given any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by the holders thereof, to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, provided that:

            (a) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Board shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities that was previously notified of such registration and, thereupon, shall not register any Registrable Securities in connection with such registration (but shall nevertheless pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any holder or holders of Registrable Securities to request that a registration be effected under
Section 3.1; and

            (b) if the Company shall be advised in writing by the managing underwriters (or, in connection with an offering which is not underwritten, by an investment banker) that in their or its opinion the number of securities requested to be included in such registration (whether by the Company, pursuant to this Section 3.2 or pursuant to any other rights granted by the Company to a holder or holders of its securities to request or demand such registration or


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inclusion of any such securities in any such registration) exceeds the largest number that can be sold in an orderly manner in such offering without adversely affecting the price range of such offering,

            (i) The Company shall include in such registration the number of Registrable Securities equal to the lesser of (x) the total number of Registrable Securities so requested to be included in such registration, and (y) 25% of the largest number of securities that in the opinion of such underwriters or investment bank, as the case may be, can be sold in an orderly manner in such offering without adversely affecting the price range of such offering and the Company shall not include in such registration any securities (other than securities being sold by the Company in accordance with clause (ii) below) so requested to be included other than Registrable Securities, unless all Registrable Securities requested to be so included are included therein; and

            (ii) The Company may include in such registration up to the number of securities proposed to be sold by the Company, less the number of Registrable Securities to be registered pursuant to clause (i) above.

      If, pursuant to clause (i) above, less than all of the Registrable Securities requested to be included in any Company offering are to be included in such offering, the number of shares of Registrable Securities included in such offering shall be allocated 50% among the holders of FIS Securities requested to be included therein (pro rata among such holders on the basis of the number of FIS Securities requested to be so included) and 50% among the holders of CDR Securities requested to be included therein (pro rata among such holders on the basis of the number of CDR Securities requested to be so included), provided that, in the case of a registration initially requested or demanded by a holder or holders of securities other than Registrable Securities, pursuant to a contractual registration obligation, the holders of the Registrable Securities requested to be included therein and the holders of such other securities shall share pro rata (based on the number of shares if the requested or demanded registration is to cover only Common Stock and, if not, based on the proposed offering price of the total number of securities included in such offering requested to be included therein). Any registration agreement hereinafter entered into by the Company with respect to any of its securities shall include provisions consistent with the foregoing.

      The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 3.2, except to the extent payment of such Registration Expenses by Person other than holders of Registrable Securities is contractually required. No registration effected under this Section 3.2 shall relieve the Company from its obligation to effect registrations upon request under Section 3.1.

      To the extent that, in any registration to which this Section 3.2(b) applies in which they have included Registrable Securities, the net proceeds received by the CDR Securitiesholders equals or exceeds $30 million, then such registration shall be deemed to have been requested by the CDR Securitiesholders for purposes of clause (z) of Section 3.1(b). To the extent that, in any registration to which this Section 3.2(b) applies in which they have included Registrable Securities, the net proceeds received by the FIS Securitiesholders equals or exceeds $30 million,

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then such registration shall be deemed to have
been requested by the FIS Securitiesholders for purposes of clause (z) of
Section 3.1(b).

            3.3. Registration Procedures. If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 3.1 and 3.2, the Company will promptly:

            (a) subject to clauses (x), (y) and (z) of Section 3.1(b), prepare and file with the Securities and Exchange Commission as soon as practicable and in any event within 90 days, after receipt of a request pursuant to Section 3.1 a registration statement with respect to such securities, make all required filings with the NASD and use best efforts to cause such registration statement to become effective at the nearest practicable date;

            (b) prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith and such other documents as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement, but in no event for a period of more than six months after such registration statement becomes effective;

            (c) furnish to counsel (if any) selected by the holders of a majority (by number of shares) of the Registrable Securities covered by such registration statement and to counsel for the underwriters in any underwritten offering copies of all documents proposed to be filed with the Securities and Exchange Commission (including all documents to be filed on a confidential basis) in connection with such registration, which documents will be subject to the review of such counsel; the Company shall not file any registration statement or prospectus or any amendments or supplements thereto pursuant to a registration under Section 3.1(a) if the holders of a majority of the Registrable Securities covered by such registration statement, their counsel, or the underwriters, if any, shall reasonably object in writing;

            (d) furnish to each seller of such securities, without charge, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case, including all exhibits and documents filed therewith (other than those filed on a confidential basis), except that the Company shall not be obligated to furnish any seller of securities with more than two copies of such exhibits and documents), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request in order to facilitate the disposition of the securities owned by such seller;

            (e) use its best efforts to register or qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller shall request, and do any and all other acts and things which may be necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, subject itself to taxation in any jurisdiction wherein it is not so subject, or take any action which would subject it to general service of process in any jurisdiction wherein it is not so subject;

            (f) furnish to each seller a signed counterpart, addressed to the sellers, of

            (i) an opinion of counsel for the Company experienced in securities law matters, dated the effective date of the registration statement, and

            (ii) a "comfort" letter signed by the independent public accountants who have issued an audit report on the Company's financial statements included in the registration statement, subject to such seller having executed and delivered to the independent public accountants such certificates and documents as such accountants shall reasonably request, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten Public Offerings of securities;

            (g) (i) notify each seller of any securities covered by such registration statement if such registration statement, at the time it or any amendment thereto became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, as promptly as practicable, prepare and file with the Securities and Exchange Commission a post-effective amendment to such registration statement and use best efforts to cause such post-effective amendment to become effective such that such registration statement, as so amended, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) notify each holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, if the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, as promptly as is practicable, prepare and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

            (h) otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement of the Company complying with the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act;

            (i) notify each seller of any securities covered by such registration statement (i) when such registration statement, or any post-effective amendment to such registration statement, shall have become effective, or any amendment of or supplement to the prospectus used in connection therewith shall have been filed, (ii) of any request by the Securities and Exchange Commission to amend such registration statement or to amend or supplement such prospectus or for additional information, (iii) of the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of such registration statement or of any order preventing or suspending the use of any preliminary prospectus, and (iv) of the suspension of the qualification of such securities for offering or sale in any jurisdiction, or of the institution of any proceedings for any of such purposes;

            (j) use its best efforts (i) (x) to list such securities on any securities exchange on which the Common Stock is then listed or, if no Common Stock is then listed, on an exchange selected by the Company, if such listing is then permitted under the rules of such exchange or (y) if such listing is not practicable or the Board determines that quotation as a NASDAQ National Market System security is preferable, to secure designation of such securities as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 under the Exchange Act or, failing that, to secure NASDAQ authorization for such securities, and, without limiting the foregoing, to arrange for at least two market makers to register as such with respect to such securities with the NASD,
(ii) to provide a transfer agent and registrar for such Registrable Securities not later than the effective date of such registration statement and (iii) to obtain a CUSIP number for the Registrable Securities; and

            (k) use every reasonable effort to obtain the lifting of any stop order that might be issued suspending the effectiveness of such registration statement or of any order preventing or suspending the use of any preliminary prospectus.

            The Company may require each seller of any securities as to which any registration is being effected to furnish to the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing and as shall be required by law in connection therewith. Each such holder agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such holder not materially misleading.

            The Company agrees not to file or make any amendment to any registration statement with respect to any Registrable Securities, or any amendment of or supplement to the prospectus used in connection therewith, which refers to any seller of any securities covered thereby by name, or otherwise identifies such seller as the holder of any securities of the Company, without the consent of such seller, such consent not to be unreasonably withheld, except that no such consent shall be required for any disclosure that is required by law.

            By acquisition of Registrable Securities, each holder of such Registrable Securities shall be deemed to have agreed that upon receipt of any notice from the Company pursuant to Section 3.3(g), such holder will promptly discontinue such holder's disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder shall have received, in the case of clause (i) of Section 3.3(g), notice from the Company that such registration statement has been amended, as contemplated by Section 3.3(g), and, in the case of clause (ii) of Section 3.3(g), copies of the supplemented or amended prospectus contemplated by Section 3.3(g). If so directed by the Company, each holder of Registrable Securities will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, in such holder's possession of the prospectus covering such Registrable Securities at the time of receipt of such notice. In the event that the Company shall give any such notice, the period mentioned in Section 3.3(b) shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of any Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 3.3(g).

            Notwithstanding any other provision of this Agreement, the parties hereto acknowledge that the Company shall have no obligation to prepare or file any registration statement prior to the time that financial information required to be included therein is available for inclusion therein.

            3.4. Underwritten Offerings. The provisions of this Section 3.4 do not establish additional registration rights but instead set forth procedures applicable, in addition to those set forth in Sections 3.1 through 3.3, to any registration which is an underwritten offering.

            (a) Underwritten Offerings Exclusive. Whenever a registration requested pursuant to Section 3.1 is for an underwritten offering, only securities which are to be distributed by the underwriters may be included in the registration.

            (b) Underwriting Agreement. If requested by the underwriters for any underwritten offering by holders of Registrable Securities pursuant to a registration requested under Section 3.1, the Company shall enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the holders of a majority (by number of shares) of the Registrable Securities to be covered by such registration and to the underwriters and to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in agreements of this type, including, but not limited to, indemnities to the effect and to the extent provided in Section 3.7, provisions for the delivery of officers' certificates, opinions of counsel and accountants' "comfort" letters and hold-back arrangements. The holders of Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the agreements on the part of, the Company to and for the benefit of such underwriters be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement shall also be conditions precedent to the obligations of such holders of Registrable Securities. If any condition to the obligations under such underwriting agreement are not met or waived, and such failure to be met or waived is not attributable to the fault of the holders of Registrable Securities requesting a demand registration pursuant to Section 3.1(a), such request for registration shall not be deemed exercised for purposes of determining whether such registration has been effected for purposes of Section
3.1. No such holder of Registrable Securities shall be required by the Company to make any representations or warranties to, or agreements with, the Company or the underwriters other than as set forth in Section 3.4(e) and representations, warranties or agreements regarding such holder and such holder's intended method of distribution.

            (c) Selection of Underwriters. Whenever a registration requested pursuant to Section 3.1 is for an underwritten offering, the holders of a majority of the shares requested to be included in such registration will have the right to select one or more underwriters to administer the offering at least one of which shall be an underwriter of nationally recognized standing reasonably satisfactory to the Company. If the Company at any time proposes to register any of its securities under the Securities Act for sale for its own account and such securities are to be distributed by or through one or more underwriters, the Company will have the right to select one or more underwriters to administer the offering at least one of which shall be an underwriter of nationally recognized standing.

            (d) Incidental Underwritten Offerings. Subject to the provisions of the proviso to the first sentence of Section 3.2, if the Company at any time proposes to register any of its equity securities under the Securities Act (other than pursuant to Section 3.1 or pursuant to a Special Registration), whether or not for its own account, and such securities are to be distributed by or through one or more underwriters, the Company will give prompt written notice to all holders of Registrable Securities of its intention to do so and, if requested by any holder of Registrable Securities, will arrange for such underwriters to include the Registrable Securities to be offered and sold by such holder among those to be distributed by such underwriters. The holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of the underwriters under such underwriting agreement shall also be conditions precedent to the obligations of such holders of Registrable Securities. No such holder of Registrable Securities shall be required by the Company to make any representations or warranties to, or agreements with, the Company or the underwriters other than as set forth in Section 3.4(e) and representations, warranties or agreements regarding such holder and such holder's intended method of distribution.

            (e) Hold Back Agreements. If and whenever the Company proposes to register any of its equity securities under the Securities Act, whether or not for its own account (other than pursuant to a Special Registration), or is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 3.1 or 3.2, each holder of Registrable Securities, if required by the managing underwriter, agrees by acquisition of such Registrable Securities not to effect (other than pursuant to such registration) any public sale or distribution, including, but not limited to, any sale pursuant to Rule 144 or Rule 144A, of any Registrable Securities, any other equity securities of the Company or any securities convertible into or exchangeable or exercisable for any equity securities of the Company during the 20 day period prior to or the 90 day period following the effective date of such registration, provided that each holder of Registrable Securities further agrees that, if required by the managing underwriter for such registered offering, such holder shall not effect any such public sale or distribution during the 180 day period following the effective date of such registration, or during such lesser period that is applicable to any securities held by the

Company's officers and directors, and the Company agrees to cause each holder of any equity security, or of any security convertible into or exchangeable or exercisable for any equity security, of the Company purchased or acquired from the Company at any time other than in a Public Offering to enter into a similar agreement with the Company.

            3.5. Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act, the Company will give the holders of such Registrable Securities so to be registered and their underwriters, if any, and their respective counsel and accountants the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Securities and Exchange Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have issued audit reports on its financial statements as shall be necessary, in the opinion of such holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

            3.6. Other Registrations. The Company shall not be required to effect more than two demand registrations of any Registrable Securities under the Securities Act pursuant to Section 3.1 (excluding any such registration that is withdrawn or abandoned) within any 18-month period. The Company agrees not to effect (other than pursuant to such registration or pursuant to a Special Registration) any public sale or distribution, or to file any registration statement (other than such registration or a Special Registration) covering any, of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, for 180 days after, and during the 20 days prior to, the effective date of any registration effected pursuant to Sections 3.1 or 3.2 hereunder, if so required by the managing underwriter.

            3.7. Indemnification.

            (a) Indemnification by the Company. In the event of any registration of any Registrable Securities under the Securities Act pursuant to Section 3.1 or 3.2, the Company will indemnify and hold harmless the seller of such securities, its directors, officers, and employees, each other person who participates as an underwriter, broker or dealer in the offering or sale of such securities and each other person, if any, who controls such seller or any such participating person within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which such seller or any such director, officer, employee, participating person or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein or related thereto, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state a fact required to be stated in any such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement or necessary to make the statements therein not misleading; and the Company will reimburse such seller and each such director, officer, employee, participating person and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding, provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such seller or participating person expressly for use in the preparation thereof and provided, further, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the prospectus, if such untrue statement or alleged untrue statement or omission or alleged omission is completely corrected in an amendment or supplement to the prospectus and the seller of Registrable Securities thereafter fails to deliver such prospectus as so amended or supplemented prior to or concurrently with the sale of Registrable Securities to the person asserting such loss, claim, damage, liability or expense after the Company had furnished such seller with a sufficient number of copies of the same or if the seller received notice from the Company of the existence of such untrue statement or alleged untrue statement or omission or alleged omission and the seller continued to dispose of Registrable Securities prior to the time of the receipt of either (A) an amended or supplemented prospectus which completely corrected such untrue statement or omission or (B) a notice from the Company that the use of the existing prospectus may be resumed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, employee, participating person or controlling person and shall survive the transfer of such securities by such seller.

            (b) Indemnification by the Sellers. In the event of any registration of any Registrable Securities under the Securities Act pursuant to Section 3.1 or 3.2, each of the prospective sellers of such securities, will indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall sign such registration statement, each other person who participates as an underwriter, broker or dealer in the offering or sale of such securities and each other person, if any, who controls the Company or any such participating person within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer, employee, participating person or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein or related thereto, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by such seller expressly for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement or (ii) any omission or alleged omission to state a fact with respect to such seller required to be stated in any such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement or necessary to make the statements therein not misleading; and the seller will reimburse the Company and each such director, officer, employee, participating person and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding, provided that the liability of each such seller will be in proportion to and limited to the net amount received by such seller (after deducting any underwriting discount and expenses) from the sale of Registrable Securities pursuant to such registration statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer, participating person or controlling person and shall survive the transfer of such securities by such seller.

            (c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraphs of this Section 3.7, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party hereunder, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided therein shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 3.7. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate therein and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, provided that if such indemnified party and the indemnifying party reasonably determine, based upon advice of their respective independent counsel, that a conflict of interest may exist between the indemnified party and the indemnifying party with respect to such action and that it is advisable for such indemnified party to be represented by separate counsel, such indemnified party may retain other counsel, reasonably satisfactory to the indemnifying party, to represent such indemnified party, and the indemnifying party shall pay all reasonable fees and expenses of such counsel. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of such indemnified party, which consent shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

            (d) Other Indemnification. Indemnification similar to that specified in the preceding paragraphs of this Section 3.7 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of such Registrable Securities under any Federal or state law or regulation of governmental authority other than the Securities Act.

            (e) Other Remedies. If for any reason the foregoing indemnity is unavailable, or is insufficient to hold harmless an indemnified party, other than by reason of the exceptions provided therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other from the offering of Registrable Securities (taking into account the portion of the proceeds of the offering realized by each such party) or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. No party shall be liable for contribution under this Section 3.7(e) except to the extent and under such circumstances as such party would have been liable to indemnify under this Section 3.7 if such indemnification were enforceable under applicable law.

            (f) Officers and Directors. As used in this Section 3.7, the terms "officers" and "directors" shall include the partners of the holders of Registrable Securities which are partnerships and the trustees and beneficiaries of the holders of Registrable Securities which are trusts.

            4. Miscellaneous.

              4.1. Rule 144; Legended Securities; etc.

            (a) The Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder (or, if the Company is not required to file such reports, it shall, upon the request of any holder of Registrable Securities, make publicly available such information as necessary to permit sales pursuant to Rule 144 or Rule 145), and shall take such further action as any such holder may reasonably request, all to the extent required from time to time to enable such holder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 or Rule 145. Upon the request of any holder of Registrable Securities, the Company shall deliver to such holder a written statement as to whether it has complied with such requirements.

            (b) The Company shall issue new certificates for Registrable Securities without a legend restricting further transfer if (i) such securities have been sold to the public pursuant to an effective registration statement under the Securities Act (other than Form S-8 if the holder of such Registrable Securities is an Affiliate of the Company) or Rule 144, or (ii) (x) such issuance is otherwise permitted under the Securities Act, (y) the holder of such shares has delivered to the Company an opinion of counsel to such effect and (z) the holder of such shares expressly requests the issuance of such certificates in writing.

              4.2. Amendments and Waivers. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of (a) the holder or holders of a majority (by number of shares) of the FIS Securities at the time outstanding to the extent such amendment, action or omission to act is likely to adversely affect the rights or benefits of the holders of the FIS Securities under this Agreement, and (b) the holder or holders of a majority (by number of shares) of the CDR Securities at the time outstanding to the extent such amendment, action or omission to act is likely to adversely affect the rights or benefits of the holders of the CDR Securities under this Agreement. The Company shall furnish to FIS and CDR a copy of any amendment or consent prior to the execution thereof, and the determination by FIS and CDR as to whether such consent is likely to adversely affect the rights and benefits of the holders of the FIS Securities or the CDR Securities, respectively, will be conclusive and binding upon the Company and the holders of all Registrable Securities. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 4.2, whether or not such Registrable Securities shall have been marked to indicate such consent. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party or parties granting such waiver in any other respect or at any other time.

              4.3. Nominees for Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election and unless notice is otherwise given to the Company by the record owner, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

              4.4. Successors, Assigns and Transferees. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the parties hereto other than the Company shall also be for the benefit of and enforceable by any subsequent holder of any Registrable Securities, subject to the provisions respecting the minimum numbers or percentages of shares of Registrable Securities required in order to be entitled to certain rights, or take certain actions, contained herein.

              4.5. Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company, the Fund or the other parties hereto, as the case may be, at the following addresses or to such other address as the Company, the Fund or the other parties hereto, as the case may be, shall specify by notice to the others:

                  (i)      if to the Company, to it at:

                                    Covansys Corporation
                                    32605 West Twelve Mile Road
                                    Farmington Hills, Michigan 48334-3339
                                    Attention:  General Counsel

                  Copy to

                                    Butzel Long
                                    150 West Jefferson
                                    Suite 100
                                    Detroit, Michigan 48226-4450
                                    Attention:  Arthur Dudley, Esq.
                                    Facsimile:  (313) 225-7080
                                    Telephone: (313) 225-7000

                  (ii)     if to CDR, to:

                                    CDR-Cookie Acquisition, L.L.C.
                                    c/o Clayton, Dubilier & Rice Fund VI Limited
                                    Partnership
                                    c/o CD&R Associates VI Limited Partnership
                                    1403 Foulk Road, Suite 106
                                    Wilmington, Delaware 19803

                  Copy to

                                    Clayton, Dubilier & Rice, Inc.
                                    375 Park Avenue, 18th Floor
                                    New York, New York  10152
                                    Attention:  David Wasserman
                                    Facsimile:  (212) 407-5270
                                    Telephone:  (212-407-5200

                  and

                                    Debevoise & Plimpton LLP
                                    919 Third Avenue
                                    New York, New York  10022
                                    Attention:  Franci J. Blassberg, Esq.
                                    Facsimile:  (212) 909-6836
                                    Telephone:  (212) 909-6000

                  (iii)    if to FIS, to:

                                    Fidelity Information Services, Inc.
                                    c/o Fidelity National Financial, Inc.
                                    601 Riverside Drive, 12th Floor
                                    Jacksonville, FL  32204
                                    Attention:  Christopher A. Rose, Esq.
                                    Facsimile:  (904) 357-1026
                                    Telephone:  (904) 854-8544

                  Copy to

                                    Morgan, Lewis & Bockius LLP
                                    One Oxford Centre
                                    Thirty-Second Floor
                                    Pittsburgh, PA 15219
                                    Attention:  Kimberly A. Taylor, Esq.
                                    Facsimile:  (412) 560-3399
                                    Telephone:  (412) 560-3322

                  All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third Business Day after the mailing thereof.

              4.6. No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the holders of Registrable Securities by this Agreement.

              4.7. Remedies. Each holder of Registrable Securities, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any provision of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

              4.8. Stock Splits, etc. Each party hereto agrees that it will vote to effect a stock split (forward or reverse, as the case may be) with respect to any Registrable Securities in connection with any registration of such Registrable Securities hereunder, or otherwise, if the managing underwriter shall advise the Company in writing (or, in connection with an offering that is not underwritten, if an investment banker shall advise the Company in writing) that in their or its opinion such a stock split would facilitate or increase the likelihood of success of the offering. Each party hereto agrees that any number of shares of Common Stock referred to in this Agreement shall be equitably adjusted to reflect any stock split, stock dividend, stock combination, recapitalization or similar transaction.

              4.9. Term. This Agreement shall be effective as of the date hereof and shall continue in effect thereafter until the earliest of (a) its termination by the consent of the parties hereto or their respective successors in interest, (b) the date on which no Registrable Securities



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
remain outstanding, (c) the dissolution, liquidation or winding up of the Company and (d) the Termination Date.

              4.10. Severability. If any provision of this Agreement is inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever. The invalidity of any one or more phrases, sentences, clauses, Sections or subsections of this Agreement shall not affect the remaining portions of this Agreement.

              4.11. Headings. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

              4.12. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which together constitute one and the same instrument.

              4.13. Governing Law. This agreement shall be governed in all respects, including as to validity, interpretation and effects, by the laws of the State of New York, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the federal courts of the United States of America, in each case located in the State, City and County of New York, solely in respect of the interpretation and enforcement of the provisions of this agreement, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this agreement may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York federal court. The parties hereto hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 4.5, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

              4.14. Waiver of Jury Trial. EACH OF THE PARTIES AGREES AND ACKNOWLEDGES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT.

              4.15. No Third Party Beneficiaries. Except as provided in Sections
3.7 and 4.4, nothing in this Agreement shall confer any rights upon any person or entity other than the parties hereto, each such party's respective successors and permitted assigns.

            [the remainder of this page is intentionally left blank]

            IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be executed on its behalf as of the date first written above.

                                  COVANSYS CORPORATION


                                  By:      /s/  James S. Trouba
                                           -------------------------------------
                                           Name:  James S. Trouba
                                           Title:    Chief Financial Officer

                                  CDR-COOKIE ACQUISITION, L.L.C.


                                  By:      /s/  Kevin J. Conway
                                           -------------------------------------
                                           Name:  Kevin J. Conway
                                           Title: President

                                  FIDELITY INFORMATION SERVICES, INC.


                                  By:      /s/  Alan L. Stinson
                                           -------------------------------------
                                           Name:  Al Stinson
                                           Title:    Executive Vice President